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                                  Exhibit 13


                 FORM OF APPLICATION FOR EMPLOYEE INSURANCE SI
                          (Individual Policy, 10357)
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APPLICATION FOR                   [PARAGON LOGO]            EMPLOYEE APPLICATION
INSURANCE WITH:

                                            ELIGIBILTY FOR INSURANCE COVERAGE
                                            UNDER THE APPLICATION IS LIMITED TO
                                            EMPLOYEES ACTIVELY AT WORK FOR
                                            WAGES. AT LEAST THIRTY 30 HOURS PER
                                            WEEK ON THE DATE OF THIS APPLICATION

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Are you now actively working for wages at least thirty (30) hours per week for
the Employer shown below?    [_] Yes    [_] No    Date Employed _____/____/_____
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Employee
Name___________________________________   Social Security No: _____-___-______
       Last    First   MI   Maiden
Mailing
Address________________________________   Date of Birth ___/___/___   [_] Male
            City     State     Zip
Daytime Phone
(______)_______________________________   Annual Salary ___________   [_] Female


Employer ______________________________   Job Location ________________________
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Insurance Applied For:            [_] __________________ Child Insurance Rider
                                      Coverage per child (must be less than 18
                                      years old at issue)
___________________________
[_] Level    [_] Increasing       [_] Accidental Death Benefit
                                      for Amount of Insurance    _______________
                                                                     Frequency
___________________________
    Amount of Insurance          [_] Waiver of Monthly Deduction


__________________________     ___________________________     _________________
         Premium            +  Additional Benefits Premium  =    Total Premium
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Beneficiary:__________________________   Relationship:__________________________
            (Beneficiary will be Estate unless otherwise indicated)
   (Beneficiary for Child Rider will be as indicated in the rider provision)

Owner (Employee will be Owner unless otherwise indicated):______________________
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HEALTH QUESTIONS  (PLEASE GIVE DETAILS TO "YES" ANSWERS IN REMARKS SECTION)

1.  Have you ever had or been advised to have surgery, or
    diagnosis or treatment for diabetes, heart disease or
    disorder, stroke, kidneys, respiratory or nervous system
    disorder, cancer, high blood pressure, or tumor?            [_] Yes   [_] No

2.  Have you been hospitalized at any time during the last
    five years?                                                 [_] Yes   [_] No

3.  Have you received treatment or joined an organization
    because of alcohol or drug use or been medically advised
    to do so?                                                   [_] Yes   [_] No

4.  a) Have you ever had or been treated or diagnosed by a
    member of the medical profession for AIDS (Acquired
    Immune Deficiency Syndrome) or ARC (AIDS Related
    Complex)?                                                   [_] Yes   [_] No

    b) Have you tested positive for antibodies to the AIDS
    (Human Immunodeficency Virus: HIV) virus?                   [_] Yes   [_] No

5.  Are you disable and/or not performing all of the duties
    of your occupation or profession?                           [_] Yes   [_] No

6.  Employee:    Height____________    Weight____________
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REMARKS:      (Use separate piece of paper of additional space is needed)

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       Name and                     Nature
      Question #       Date      of Condition       Duration       Result
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Will the insurance applied for replace any existing
life insurance or annuities?                             [ ] Yes [ ] No

If "Yes", Detail_______________________________________________________

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    I hereby authorize payroll deductions of any premiums to be paid for insurance purchased from Paragon Life Insurance Company.

I have read the above questions and answers. I declare that the answers are complete and true to the best of my knowledge and belief. I agree that this application will be part of the policy, if one is issued.

    I authorize Paragon Life, its reinsurers, employees, insurance support organizations, and their representative to obtain information about me to evaluate this application. This information may be about (a) age; (b) medical history, condition and care; (c) physical and mental health; (d) income; (e) other personal characteristics; and (f) other insurance. It includes the use of alcohol, drugs, and tobacco.

    I authorize any Physician, health care professional, hospital, clinic, medical facility, the Veterans Administration, the MIB, Inc., employer, or other insurance company to release information about me to Paragon Life or its representatives on receipt of this authorization. Paragon Life or its representatives may release this information about me to its reinsurers, MIB, Inc., or other insurance company to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law or I further authorize.

    This form is valid for 30 months from the date it is signed. A photographic copy is as valid as the original. I have a right to receive a copy of this upon request.

Dated at _________________________ on ________________________________ ________
              City & State                Month        Day               Year

Agent:  To the best of your knowledge is
the insurance applied for intended to
replace any existing life
insurance or annuities?  [ ] Yes [ ] No          _______________________________
                                                 Signature of Applicant Employee

____________________________________
Signature of Licensed Resident Agent

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HOME OFFICE ENDORSEMENT:                         Plan # ________________________
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                                                 Date of Issue__________________

                                                          (Home Office Use Only)

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                            DECLINATION OF COVERAGE
I hereby certify that I have been given the opportunity to apply for the insurance and after careful consideration have decided not to apply at this time. I also understand that a later application may require submission of evidence of insurability and that as a result coverage may be denied at that time.

______________________    ___________________________    _______________________
         Date             Employee Name (please print)    Signature of Employee

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10357
(4/92)